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                                                                   EXHIBIT 10.14

                    EXECUTIVE SALARY CONTINUATION AGREEMENT

         This Agreement is made and entered into effective as of the (1st) day of January, 1996, by and between Bank of Salinas, a bank chartered under the laws of the State of California (the "Employer"), and , an individual residing in the State of California (hereinafter referred to as the "Executive").

                                    RECITALS

                 WHEREAS, the Executive is an employee of the Employer and is serving as its

                 WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

                 WHEREAS, it is deemed to be in the best interests of the Employer to provide the Executive with certain salary continuation benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Employer's employment; and

                 WHEREAS, the Executive and the Employer wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Executive, or to the Executive's spouse or the Executive's designated beneficiaries, as the case may be;

                 NOW, THEREFORE, in consideration of the services to be performed in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

                                   AGREEMENT

1.       Terms and Definitions.

                 1.1. Administrator. The Employer shall be the "Administrator" and, solely for the purposes of ERISA, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

                 1.2. Annual Benefit. The term "Annual Benefit" shall mean an annual sum of _______ Thousand Dollars ($_,000.00) multiplied by the Applicable Percentage

                 1.3 Applicable Percentage. The term "Applicable Percentage" shall mean that percentage listed on Schedule "A" attached hereto which is adjacent to the number of complete years (with a "year" being the performance of personal services for or on behalf of Employer for a period of 365 days) which have elapsed starting from the Effective Date of this Agreement and ending on the date payments are to first begin under the terms of this Agreement. Notwithstanding the foregoing or the percentages set forth on Schedule "A," but subject to all other terms and conditions set forth herein, the "Applicable Percentage" shall be: (i) provided payments have not yet begun hereunder, one hundred percent (100%) upon the occurrence of a "change of control" as defined in subparagraph 1.5 below or upon Executive's death; and
(ii) notwithstanding subclause (i) of this Paragraph, zero percent (0%) in the event Executive takes





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any action which prevents Employer from collecting the proceeds of any life insurance policy which Employer may happen to own at the time of Executive's death and of which Employer is the designated beneficiary. Furthermore, notwithstanding anything contained herein to the contrary, in the event Executive takes any action which prevents Employer from collecting the proceeds of any life insurance policy which Employer may happen to own at the time of Executive's death and of which Employer is the designated beneficiary, Executive's estate or designated beneficiary shall no longer be entitled to receive any of the amounts payable under the terms of this Agreement.

                 1.4 Beneficiary. The term "beneficiary" or "designated beneficiary" shall mean the person or persons whom Executive shall designate in a valid Beneficiary Designation, a copy of which is attached hereto as Exhibit "C," to receive the benefits provided hereunder. A Beneficiary Designation shall be valid only if it is in the form attached hereto and made a part hereof and is received by the Administrator prior to Executive's death.

                 1.5 Change in Control. The term "Change in Control" shall mean the occurrence of the any of the following events with respect to Employer (with the term "Employer" being defined, when determining whether a "Change in Control" has occurred, to include Bank of Salinas' current holding company, Central Coast Bancorp, a California corporation, such that a "Change in Control" of Central Coast Bancorp will be deemed to constitute a "Change in Control" of Employer): (i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or m response to any other form or report to the regulatory agencies or governmental authorities having jurisdiction over Employer or any stock exchange on which Employer's shares are listed which requires the reporting of a change in control; (ii) any merger, consolidation or reorganization of Employer in which Employer does not survive; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of Employer having an aggregate fair market value of fifty percent (50%) of the total value of the assets of Employer, reflected in the most recent balance sheet of Employer;
(iv) a transaction whereby any "person" (as such term is used in the Exchange Act or any individual, corporation, partnership, trust or any other entity) becomes the beneficial owner, directly or indirectly, of securities of Employer representing twenty-five percent (25%) or more of the combined voting power of Employer's then outstanding securities; or (v) a situation where, in any one-year period, individuals who at the beginning of such period constitute the Board of Directors of Employer cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Employer's shareholders, of each new director is approved by a vote of at least three-quarters (3/4) of the directors then still in office who were directors at the beginning of the period.

                 1.6 The Code. The "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

                 1.7 Disability/Disabled. The term "Disability" or "Disabled)' shall have the same meaning given such term in the principal disability insurance policy covering Executive, which is incorporated herein by reference to the limited extent thereof. In the event Executive is not covered by a disability policy containing a definition of "Disability" or "Disabled," these terms shall mean an illness or incapacity which, having continued for a period of one hundred and eighty (180) consecutive days, prevents Executive from adequately performing the regular








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employment duties. The determination of whether Executive is Disabled shall be made by an independent physician selected by mutual agreement of the parties.

                 1.8 Early Retirement Date. The term "Early Retirement Date" shall mean the Retirement (as defined below) of Executive on a date which occurs prior to Executive attaining sixty-three (63) years of age but after Executive has attained fifty-nine (59) years of age.

                 1.9 Effective Date. The term "Effective Date" shall mean the date upon which this Agreement was entered into by the parties, as first written above.

                 1.10 ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended

                 1.11 Plan Year. The term "Plan Year" shall mean Employer's fiscal year.

                 1.12 Retirement. The term "Retirement" or "Retires" shall refer to the date which Executive acknowledges in writing to Employer to be the last day he will provide any significant personal services, whether as an employee or independent consultant or contractor, to Employer or to, for, or on behalf of, any other business entity conducting, performing or making available to any person or entity banking or other financial services of any kind. For purposes of this Agreement, the phrase "significant personal services" shall mean more than ten (10) hours of personal services rendered to one or more individuals or entities in any thirty (30) day period.

                 1.13 Schedule B Amount. The term "Schedule B Amount" shall mean dollar amount set forth on Schedule B attached hereto corresponding to the number of complete years (i.e., separate twelve [12] month periods) which have elapsed between the Effective Date hereof and the date on which the event triggering or fixing Executive's right to payments equal to the Schedule B Amount. Notwithstanding the foregoing or anything contained herein to the contrary, the Schedule B Amount shall be limited or reduced to the extent: (i) required under the other provisions of this Agreement, including, but not limited to, Paragraphs 5, 7 and 8 hereof; (ii) required by reason of the lawful order of any regulatory agency or body having jurisdiction over Employer; and
(iii) required in order for Employer to ensure proper compliance with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI). Furthermore, notwithstanding the foregoing, or anything contained herein to the contrary, in the event Executive takes any action which prevents Employer from collecting the proceeds of any life insurance policy which Employer may happen to own at the time of Executive's death and of which Employer is the designated beneficiary, Executive's estate or designated beneficiary shall no longer be entitled to receive any payments hereunder.

                 1.14 Surviving Spouse. The term "Surviving Spouse" shall mean the person, if any, who shall be legally married to Executive on the date of Executive's death.

                 1.15 Termination for Cause. The term "Termination for Cause" shall mean termination of the employment of Executive by reason of any of the following:

                          (a)     A termination "for cause" as this term may be
defined in any written employment agreement entered into by and between Employer and Executive;





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                          (b)     The willful breach of duty by Executive in
the course of his employment;

                          (c)     The habitual neglect by Executive of his
employment responsibilities and duties;

                          (d)     Executive's deliberate violation of any state
or federal banking or securities laws, or of the Bylaws, rules, policies or resolutions of Employer, or of the rules or regulations of: (i) the Office of the California Superintendent of Banks; (ii) the Federal Deposit Insurance Corporation; or (iii) any other regulatory agency or governmental authority having jurisdiction over Employer;

                          (e) The determination by a state or federal banking
agency or other governmental authority having jurisdiction over Employer that Executive is not suitable to act in the capacity for which he is employed by Employer;

                          (f)     Executive is convicted of any felony or a
crime involving moral turpitude or a fraudulent or dishonest act; or

                          (g)     Executive discloses without authority any
secret or confidential information not otherwise publicly available concerning Employer or takes any action which Employer's Board of Directors determines, in its sole discretion and subject to good faith, fair dealing and reasonableness, constitutes unfair competition with or induces any customer to breach any contract with Employer.

2.       Scope. Purpose and Effect.

                 2.1 Not a Contract of Employment. Although this Agreement is intended to provide Executive with an additional incentive to remain in the employ of Employer, this Agreement is not, and shall not be deemed to constitute, a contract of employment between Executive and Employer, nor shall any provision of this Agreement restrict or expand the right of Employer to terminate Executive's employment. This Agreement shall have no impact or effect upon any separate written Employment Agreement which Executive may have with Employer, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said Employment Agreement (or any modification thereto), this Agreement (and the Employer's obligations hereunder) shall stand separate and apart and shall have no effect upon, nor be affected by, the terms and provisions of said Employment Agreement.

                 2.2 Fringe Benefit. The benefits provided by this Agreement are granted by Employer as a fringe benefit to Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

3.       Payments Upon or After Retirement.

                 3.1 Payments Upon Retirement. If Executive shall remain in the continuous employment of Employer until attaining sixty-three (63) years of age, and provided an event triggering payments under the terms of this Agreement has not yet occurred, Executive shall be





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entitled to be paid the Annual Benefit, as defined above, in equal monthly installments, for a period of fifteen (15) years (One Hundred Eighty (180) months), with each installment to be paid on the first day of each month, beginning with the month following the month in which Executive Retires or upon such later date as may be mutually agreed upon by Executive and Employer in advance of said Retirement date. At Employer's sole and absolute discretion, Employer may increase the Annual Benefit as and when Employer determines the same to be appropriate in order to reflect a substantial change m the cost of living. Notwithstanding anything contained herein to the contrary, Employer shall have no obligation hereunder to make any such cost-of-living adjustment.

                 3.2 Payments in the Event of Death After Retirement. Employer agrees that if Executive Retires and begins to receive payments pursuant to Paragraph 3.1 hereof, but shall die before receiving all of the One Hundred Eighty (180) monthly payments to which he is entitled, Employer will continue to make such monthly payments to the Executive's designated beneficiary for the remaining period. If a valid Beneficiary Designation is not in effect, then the remaining amounts due to Executive under the term of this Agreement shall be paid to Executive's Surviving Spouse. If Executive leaves no Surviving Spouse, the remaining amounts due to Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of Executive's estate.

4.       Payments in the Event Death or Disability Occurs Prior to Retirement.

                 4.1 Payments in the Event of Death Prior to Retirement. Provided an event triggering payments under the terms of this Agreement has not yet occurred, and Executive dies while actively employed by Employer at any time after the Effective Date of this Agreement, but prior to Retirement, Employer agrees to pay the Annual Benefit to Executive's designated beneficiary in equal monthly installments, for a period of fifteen (15) years (One Hundred Eighty (180) months). If a valid Beneficiary Designation is not in effect, then the remaining amounts due to Executive under the term of this Agreement shall be paid to Executive's Surviving Spouse. If Executive leaves no Surviving Spouse, the remaining amounts due to Executive under the terms of this Agreement shall be paid to the duly qualified personal representative, executor or administrator of Executive's estate. Each installment shall be paid on the first day of each month, beginning with the month following the month in which Executive's death occurs.

                 4.2 Payments in the Event of Disability Prior to Retirement. In the event Executive becomes Disabled while actively employed by Employer at any time after the date of this Agreement but prior to Retirement, and provided an event triggering payments under the terms of this Agreement has not yet occurred, Executive (or Executive's designated beneficiary, or Executive's estate if no designated beneficiary has been selected, upon Executive's death) shall be entitled to the Schedule B Amount, as defined above, in equal monthly installments, for a period of fifteen (15) years (One Hundred Eighty (180) months/installments), with payments thereunder to begin in the month following the month in which Executive attains sixty-three (63) years of age or, if earlier, the month following the month in which Executive dies.

5. Payments in the Event Employment Is Terminated Prior to Retirement. As indicated in Paragraph 2 above, Employer reserves the right to terminate the Executive's employment, with or without cause but subject to any written employment agreement which may then exist, at any time prior to Executive's Retirement. In the event that the employment of Executive shall be terminated, other than by reason of Disability, death or Retirement, prior to





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Executive's attaining sixty-three (63) years of age, then this Agreement shall terminate upon the date of such termination of employment; provided, however, that Executive shall be entitled to the following benefits as may be applicable depending upon the circumstances surrounding Executive's termination:

                 5.1 Termination Without Cause. If Executive's employment is terminated by Employer without cause, and such termination is not subject to the provisions of Paragraph 5.4 below, Executive (or Executive's designated beneficiary, or Executive's estate if no designated beneficiary has been selected, upon Executive's death) shall be entitled to be paid the Annual Benefit, as defined above, in equal monthly installments, for a period of fifteen (15) years (One Hundred Eighty (180) months), with each installment to be paid on the first day of each month, beginning with the month following the month in which Executive is terminated without cause or upon such later date as may be mutually agreed upon by Executive and Employer in advance of the effective date of Executive's termination.

                 5.2 Voluntary Termination by Executive. If Executive voluntarily terminates his employment with Employer (other than by reason of death, Disability or Retirement), and such termination is not subject to the provisions of Paragraph 5.4 below, (i) Executive (or Executive's designated beneficiary, or Executive's estate if no designated beneficiary has been selected, upon Executive's death) shall have no right to be paid any of the amounts which would otherwise be due or paid to Executive by Employer pursuant to the terms of this Agreement, and (ii) Employer shall have no obligation to make any of the payments described herein, and shall not be, and is not, in any way legally bound, responsible or liable to Executive (or Executive's designated beneficiary, or Executive's estate if no designated beneficiary has been selected) with respect to the contingent benefits described in this Agreement.

                 5.3 Termination for Cause. Executive agrees that if his employment with Employer is terminated "for cause," as defined in subparagraph
1.15 of this Agreement, he shall have no right to be paid any of the amounts which would otherwise be due or paid to Executive by Employer pursuant to the terms of this Agreement, and (ii) Employer shall have no obligation to make any of the payments described herein, and shall not be, and is not, in any way legally bound, responsible or liable to Executive (or Executive's designated beneficiary, or Executive's estate if no designated beneficiary has been selected) with respect to the contingent benefits described in this Agreement.

                 5.4 Termination by Employer on Account of or After a Change in Control. In the event: (i) Executive's employment with Employer is terminated by the Employer in conjunction with, or by reason of, a "change in control" (as defined in subparagraph 1.5 above); of or (ii) by reason of Employer's actions a material change occurs in the scope of Executive's position, title, responsibilities, duties, salary, benefits, or locations of employment after a "change in control" (as defined in subparagraph 1.5) occurs; or (iii) Employer causes an event to occur which reasonably constitutes or results in a demotion, a significant diminution of responsibilities or authority, or a constructive termination (by forcing a resignation or otherwise) of Executive's employment after a "change in control" (as defined in subparagraph 1.5) occurs, then Executive (or Executive's designated beneficiary, or Executive's estate if no designated beneficiary has been selected, upon Executive's death) shall be entitled to be paid the Annual Benefit, as defined above, in equal monthly installments, for a period of fifteen (15) years (One Hundred Eighty (180) months), with installments to be paid on the first day of each month,





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beginning with the month following the month in which the Executive is terminated or any one of the actions referred to above occurs.



























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6.       Payments in the Event Executive Elects Early Retirement. Executive
shall have the right to elect to begin receiving payments of the applicable Schedule B Amount prior to attaining sixty-three (63) years of age if he elects to Retire on a date which constitutes an Early Retirement Date as defined in subparagraph 1.8 above. In the event Executive elects to Retire on a date which constitutes an Early Retirement Date, Executive shall be entitled to be paid the Schedule B Amount, as defined above, in equal monthly installments, for a period of fifteen (15) years (One Hundred Eighty (180) months), with payments thereunder to begin on the month following the month in which the Early Retirement Date occurs.

7. Additional Limitations on the Amount of the Annual Benefit/Schedule B Amount. Executive acknowledges and agrees that the parties have entered into this Agreement based upon the certain financial and tax accounting assumptions. Accordingly, with full knowledge of the potential consequences Executive agrees that, notwithstanding anything contained herein to the contrary: (i) the amount of the Annual Benefit or the Schedule B Amount, as the case may be, shall be limited to that amount of the Annual Benefit or Schedule B Amount (determined without regard to this Paragraph 7) which will be deductible by the Employer under the Code in the year in which payment is to be made to Executive; (ii) the Annual Benefit amount or the Schedule B Amount, as the case may be, shall be deemed to be the last payment made to Executive and the first for which an income tax deduction, if any, has been disallowed; and (iii) any compensatory amounts for which a deduction is denied to Employer shall, at Employer's election, serve to first reduce Employer's obligation to make the monthly Annual Benefit/Schedule B Amount payments otherwise due and payable to Executive under the terms of this Agreement Executive recognizes that, in this regard, limitations on deductibility may be imposed under, but not limited to, Code Section 280G. Consistent with the foregoing, and in the event that any payment or benefit received or to be received by Executive, whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with Employer (together with the Annual Benefit or the Schedule B Amount, the "Total Payments"), will not be deductible (in whole or in part) as a result of Code Section 280G, the Annual Benefit or the Schedule B Amount shall be reduced (unless sufficient benefits under Executive's Employment Agreement, if any, are reduced by written agreement of the parties) until no portion of the Total Payments is nondeductible as a result of Section 280G of the Code (or the Annual Benefit/Schedule B Amount is reduced to zero (0)). For purposes of this limitation:

                          (a)     No portion of the Total Payments, the receipt
or enjoyment of which Executive shall have effectively waived in writing prior to the date of payment of any future Annual Benefit or Schedule B Amount payments, shall be taken into account;

                          (b)     No portion of the Total Payments shall be
taken into account, which m the opinion of the tax counsel selected by Employer and acceptable to Executive, does not constitute a "parachute payment" within the meaning of Section 280G of the Code;

                          (c)     Future Annual Benefit/Schedule B Amount
payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (a) or (b) above in their entirety) constitute reasonable compensation for services actually rendered within the meaning of Section 280G of the Code, in the opinion of tax counsel referred to in clause (b) above; and





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                          (d)     The value of any non-cash benefit or any
deferred payment or benefit included in the Total Payments shall be determined by Employer's independent auditors in accordance with the principles of Section 280G of the Code.

8. Right To Determine Financing Methods. Employer reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to Executive, Executive's spouse or Executive's beneficiaries under the terms of this Agreement. In the event that Employer elects to finance this Agreement, in whole or in part, through the use of life insurance or annuities, or both, Employer shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. Employer further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other device used to finance its obligations under this Agreement, at any time, in whole or in part. Consistent with Paragraph 10 below, neither Executive, Executive's spouse nor Executive's beneficiaries shall have any right, title or interest in or to any asset, financing source or amount utilized by Employer in connection with this Agreement, and any such asset, financing source or amount shall not constitute security for the performance of Employer's obligations pursuant to this Agreement. In connection with the foregoing, Executive agrees to execute such documents and undergo such medical examinations or tests which Employer may request and which may be reasonably necessary to facilitate any financing for this Agreement including, without limitation, Employer's acquisition of any policy of insurance or annuity. Furthermore, a refusal by Executive to consent to, participate in and undergo any such medical examinations or tests shall result in the immediate termination of this Agreement and the immediate forfeiture by Executive, Executive's spouse and Executive's beneficiaries of any and all rights to payment hereunder.

9. Claims Procedure. Employer shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, Employer shall make all determinations as to the rights to benefits under this Agreement. Any decision by Employer denying a claim by Executive, Executive's spouse, or Executive's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to Executive, Executive's spouse or Executive's beneficiary, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, Employer shall provide Executive, Executive's spouse or Executive's beneficiary with a reasonable opportunity for a full and fair review of the decision denying such claim.

10. Status as an Unsecured General Creditor. Notwithstanding anything contained herein to the contrary: (i) neither Executive, Executive's spouse or Executive's designated beneficiaries shall have any legal or equitable rights, interests or claims in or to any specific property or assets of Employer; (ii) none of Employer's asset. shall be held in or under any trust for the benefit of Executive, Executive's spouse or Executive's designated beneficiaries or held in any way as security for the fulfillment of the obligations of Employer under this Agreement; (iii) all of Employer's assets shall be and remain, except as otherwise agreed to by Employer with respect to other persons, the general unpledged and unrestricted assets of Employer; (iv) Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by Employer to pay money in the future; and (v) Executive, Executive's spouse and Executive's designated beneficiaries shall be unsecured general creditors with respect to any benefits which may be payable under the terms of this Agreement.













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11.      Miscellaneous.

                 11.1 Opportunity To Consult With Independent Counsel. Executive acknowledges that he has been afforded the opportunity to consult with independent counsel of his choosing regarding both the benefits granted to him under the terms of this Agreement and the terms and conditions which may affect Executive's right to these benefits. Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

                 11.2 Arbitration of Disputes. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by Employer in its sole and absolute discretion or those matters subject to the provisions of Article 9 hereof, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), presently located at 111 Pine Street, Suite 710, in San Francisco, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association ("AAA"), presently located in San Francisco, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Salinas, California, unless otherwise agreed to by the parties.

                 11.3 Attorneys' Fees. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

                 11.4 Notice. Any notice required or permitted of either Executive or Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by












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mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

If to Employer:                Central Coast Bancorp
                               301 Main Street
                               Salinas, Ca 93901
                               Attn: Corporate Secretary
If to Executive:

                 11.5 Assignment. Neither Executive, Executive's spouse, nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of any such beneficiary, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by Executive, Executive's spouse, or any designated beneficiary; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and Employer shall thereupon have no further liability hereunder.

                 11.6 Binding Effect/Merger or Reorganization. This Agreement shall be binding upon and inure to the benefit of Executive and Employer and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of Employer under this Agreement. Upon the occurrence of such event, the term "Employer" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation.

                 11.7 Nonwaiver. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

                 11.8 Partial Invalidity. If any term, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

                 11.9 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                 11.10 Modifications. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

                 11.11 Paragraph Headings. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

                 11.12 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

                 11.13 Governing Law. The laws of the State of California, other than those laws denominated choice of law rules, and, where applicable, the rules and regulations of the Office of the California Superintendent of Banks and the Federal Deposit Insurance Corporation, shall govern the validity, interpretation, construction and effect of this Agreement.

         IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement on the date first above-written in the City of Salinas, Monterey County, California.


THE EMPLOYER:                           THE EXECUTIVE:
Bank of Salinas,
A California State Chartered Bank

By____________________________          ____________________________

                                   SCHEDULE A

NUMBER OF COMPLETE
YEARS WHICH HAVE ELAPSED                       APPLICABLE PERCENTAGE
---------------------------------------------------------------------
                 1                                    10.00%
                 2                                    20.00%
                 3                                    30.00%
                 4                                    40.00%
                 5                                    50.00%
                 6                                    60.00%
                 7                                    70.00%
                 8                                    80.00%
                 9                                    90.00%
                 10                                  100.00%

                                   SCHEDULE B

                               SCHEDULE B AMOUNT

         For purposes of this Agreement, the parties agree that the Schedule B Amount shall be equal to: (1) the Annual Benefit payable under the terms of the Agreement as of the date of the event triggering a right to the installment payments of the Schedule B amount, multiplied by (2) the percentage set forth below which applies based on Executive's age at the time of the triggering event:

         A. If Executive is 59 or younger at time of triggering event: Twenty Percent (20%);
         B. If Executive is 60 at time of triggering event: Forty Percent
            (40%);
         C. If Executive is 61 at time of triggering event: Sixty Percent
            (60%);
         D. If Executive is 62 at time of triggering event: Eighty Percent (80%); and
         E. If Executive is 63 at time of triggering event: One Hundred Percent (100%);

                                   SCHEDULE C

                            BENEFICIARY DESIGNATION

         To the Administrator of the Bank of Salinas Executive Salary Continuation Agreement:

         Pursuant to the Provisions of my Executive Salary Continuation Agreement with Bank of Salinas, permitting the designation of a beneficiary or beneficiaries by a participant, I hereby designate the following persons and entities as primary and secondary beneficiaries of any benefit under said Agreement payable by reason of my death:

         PRIMARY BENEFICIARY:


_______________________________________________________________________________
Name                            Address                     Relationship

SECONDARY (CONTINGENT) BENEFICIARY:


_______________________________________________________________________________
Name                            Address                     Relationship

THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION IS HEREBY RESERVED. ALL PRIOR DESIGNATIONS, IF ANY, OF PRIMARY BENEFICIARIES AND SECONDARY BENEFICIARIES ARE HEREBY REVOKED.

The Administrator shall pay all sums payable under the Agreement by reason of my death to the Primary Beneficiary, if he or she survives me, and if no Primary Beneficiary shall survive me, then to the Secondary Beneficiary, and if no named beneficiary survives me, then the Administrator shall pay all amounts in accordance with the terms of my Executive Salary Continuation Agreement. In the event that a named beneficiary survives me and dies prior to receiving the entire benefit payable under said Agreement, then and in that event, the remaining unpaid benefit payable according to the terms of my Executive Salary Continuation Agreement shall be payable to the personal representatives of the estate of said beneficiary who survived me but died prior to receiving the total benefit provided by my Executive Salary Continuation Agreement.

                                        THE EXECUTIVE:

Dated.______________, 199__             ________________________________

CONSENT OF THE EXECUTIVE'S SPOUSE
TO THE ABOVE BENEFICIARY DESIGNATION:

         I,       , being the spouse of    , after being afforded the
opportunity to consult with independent counsel of my choosing, do hereby acknowledge that I have read, agree and consent to the foregoing Beneficiary Designation which relates to the Executive Salary Continuation Agreement entered into by my spouse effective as of

         , 1997 I understand that the above Beneficiary Designation may affect certain rights which I may have in the benefits provided for under the terms of the Executive Salary Continuation Agreement and in which I may have a marital property interest.

Dated: ______________________, 1997.


____________________________________




















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